NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the the following class of securities issued by Morgan Stanley (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Protected Absolute Return Barrier Notes due March 20, 2010
(suspended 3/22/2010) symbol: SDG

8% Targeted Income Strategic Total Return Securities due
3/30/2010 based on the CBOE S&P 500 BuyWrite Index
(suspended 3/29/2010) symbol: MBJ

Capital Protected Notes based on the Value of a Basket of Three
Indices due 4/20/2010 (suspended 4/20/2010) symbol: MIB

Market Participation Securities Linked to the Morgan Stanley
Technology Index due June 15, 2010 (suspended 6/15/2010) symbol: MHT

BRIDGES Based on the Value of Common Stock of Fifteen Companies in the Oil Industry due June 15, 2010 (suspended 6/15/2010) symbol: BOI

Capital Protected Notes due July 20, 2010 Based on the Value of a
Basket of Three Indices (suspended 7/20/2010) symbol: IIL

Capital Protected Notes due July 20, 2010 Based on the Value of a
Global Basket of Three Indices (suspended 7/20/2010) symbol: GIC

Protected Absolute Return Barrier Notes due July 20, 2010 Based on the Value of the S&P 500 Index (suspended 7/20/2010) symbol: SBF

Global Medium-Term Notes, Series F, Protected Absolute Return
Barrier Notes due August 20, 2010 (Based on the Value of the S&P
500 Index) (suspended 8/20/2010) symbol: ANG

Capital Protected Bear Notes due August 30, 2010 Based on the
Decline in the Value of the PHLX Housing Sector Index
(suspended 8/30/2010) symbol: HPB

1% S&P Midcap 400 Index Capital Protected Notes
(suspended 11/1/2010) symbol: MST

Global Medium-Term Notes, Series F, Buffered PLUS due December
20, 2010 (Based on the Value of the S&P 500 Index)
(suspended 12/20/2010) symbol: BTQ

Nikkei 225 Index MPS (suspended 12/30/2010) symbol: MJP

S&P 500 Index Capital Protected Notes (suspended 1/31/2011) symbol: SDM

Capital Protected Notes due 2/20/2011 (based on the value of a Global Basket of Indices) (suspended 1/21/2011) symbol: GBI

Global Medium Term Notes, Series F, Buffered PLUS due
March 20, 2011 (Based on the Value of the S&P 500 Index)
(suspended 3/21/2011) symbol: BJI

Global Medium-Term Notes, Series F, Protected Absolute Return
Barrier Notes due March 20, 2011 (Based on the Value of the S&P
500 Index) (suspended 3/21/2011) symbol: SNZ

1.875% Capital Protected Notes due March 30, 2011 Based on the
Value of the MSCI EAFE Index (suspended 3/30/2011) symbol: EFP

Capital Protected Notes due March 30, 2011 Based on the Value of the Dow Jones Industrial Avereage (suspended 3/30/2011) symbol: DPP

S&P 500 Index Capital Protected Notes (suspended 6/30/2011) symbol: NPS

CBOE DJIA BuyWrite Index STRS (suspended 8/1/2011) symbol: DBZ

8% CBOE DJIA BuyWrite Index STRS (suspended 8/1/2011) symbol: DBY

Capital Protected Notes dues 8/20/2011 (suspended 8/22/2011) symbol: GBC

Dow Jones Titans 50 Index CPN (suspended 10/31/2011) symbol: GIT

3 International Indices PROPELS (suspended 12/30/2011) symbol: EBK

S&P 500 Index Capital Protected Notes (suspended 12/30/2011) symbol: MOR

0.5% PROPELS due December 30, 2011 based on the value of the S&P
500 Index (suspended 12/30/2011) symbol: PEL

0.4% PROPELS due December 30, 2011 based on the value of the Dow
Jones Industrial Average (suspended 12/30/2011) symbol: PDJ

8% CBOE S&P 500 BuyWrite Index Targeted Income STRS
(suspended 1/17/2012) symbol: BWN

DJ High Yield Select 10 Index MPS (suspended 3/30/2012) symbol: PPY

15 Energy Stocks Basket Capital Protected Notes
(suspended 10/1/2012) symbol: BEM

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the above issues have matured at their respective dates. Accordingly, trading in the issues were suspended before the opening on such maturity date.